                                                                [Draft--3/28/97]

                                6,400,000 Shares

                             UCAR International Inc.

                         Common Stock ($0.01 par value)

                             UNDERWRITING AGREEMENT

                                                                 April [ ], 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
DILLON, READ & CO. INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PAINEWEBBER INCORPORATED
THE NIKKO SECURITIES CO. INTERNATIONAL, INC.
  c/o  CREDIT SUISSE FIRST BOSTON CORPORATION ("CSFBC"),
       Eleven Madison Avenue
       New York, NY 10010


Dear Sirs:

        1. Introductory. Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP") and Blackstone Family Investment Partnership II L.P. ("BFIP", and together with BCP and BOCP, the "Selling Stockholders") propose severally to sell (the "U.S. Offering") to the several underwriters named in Schedule A hereto (the "Underwriters"), an aggregate of 5,120,000 outstanding shares (the "U.S. Firm Securities") of the Common Stock, $0.01 par value per share (the "Securities"), of UCAR International Inc., a Delaware corporation ("UCAR"). The Selling Stockholders also propose severally to sell to the Underwriters, at the option of the Underwriters and the Managers (as defined below), an aggregate of not more than 660,958 additional outstanding Securities (the "Optional Securities") as set forth below. The U.S. Firm Securities and the Optional Securities that may be sold to the Underwriters (the "U.S. Optional Securities") are herein collectively called the "U.S. Securities".

        It is understood that UCAR and the Selling Stockholders are concurrently entering into a Subscription Agreement, dated the date hereof (the "Subscription Agreement"), with Credit Suisse First Boston (Europe) Limited ("CSFBL") and the other managers named therein (together with CSFBL, the "Managers"), relating to the concurrent offering and sale (the "International Offering") by the Selling Stockholders of an aggregate of 1,280,000 Securities (the "International Firm Securities", which together with the Optional Securities that may be sold to the Managers (the "International Optional Securities") are hereinafter called the "International Securities") outside the United States and Canada. The U.S. Firm Securities and the International Firm Securities are collectively referred to as the "Firm Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.



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                                                                    2

        2. Representations and Warranties of UCAR and the Selling Stockholders.
(a) UCAR represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of each Closing Date (as defined below) that:

         (i) A registration statement (No. 333-23073) relating to the Offered Securities has been filed with the Securities and Exchange Commission (the "Commission"). The registration statement contains two prospectuses to be used in connection with the offering and sale of the Offered Securities: the U.S. prospectus, to be used in connection with the U.S. Offering, and the international prospectus, to be used in connection with the International Offering. The international prospectus is identical to the U.S. prospectus except for the front and back covers, pages 2 and 3, the information appearing under "Subscription and Sale" on pages 33 to 35 and "Legal Matters" on page 35 and the deletion of the information under "Notice to Canadian Residents" on pages 35 to 36 of the U.S. prospectus and except that certain information has been reordered in the international prospectus. The registration statement either (A) has been declared effective under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement relating to the Offered Securities (the "additional registration statement") may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If UCAR does not propose to amend the initial registration statement or, if an additional registration statement has been filed and UCAR does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if UCAR has advised the Underwriters that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if UCAR has advised the Underwriters that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but UCAR has advised the Underwriters that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein and including all information (if any) contained in the additional registration statement and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration

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     statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of U.S. prospectus, together with the form of international prospectus, relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

         (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or Prospectus based upon written information furnished to UCAR by any Underwriter through CSFBC specifically for use therein (the "Excluded Information"), and the Underwriters confirm that the Excluded Information provided by them is correct. The parties acknowledge and agree that the Excluded Information consists solely of: in the case of the U.S. prospectus and the Registration Statement, the last paragraph at the bottom of the front cover page concerning the terms of the U.S. Offering by the Underwriters, the legend concerning tansactions that stabilize, maintain or otherwise affect the price of the Securities on the third page and the information contained in the fifth paragraph, sixth paragraph, the seventh paragraph, the eighth paragraph, the ninth paragraph, the twelfth paragraph and the thirteenth paragraph appearing under the caption Underwriting in the U.S. prospectus.

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                                                                               4

         (iii) UCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of UCAR and its subsidiaries taken as a whole (a "Material Adverse Effect") and has all corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged as described in the Prospectus.

         (iv) Each subsidiary of UCAR and EMSA (Pty.) Ltd. ("EMSA") has been duly incorporated and is validly existing as a corporation in good standing (or the equivalent, in the case of any foreign subsidiary) under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing (or the equivalent, in the case of any foreign subsidiary) in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify or be in good standing (or the equivalent, in the case of any foreign subsidiary) would not have, singularly or in the aggregate, a Material Adverse Effect and has all corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged as described in the Prospectus.

         (v) UCAR has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of each of UCAR, EMSA, Carbographite Limited ("CL") and any direct or indirect subsidiary of UCAR (each, a "UCAR Group Member" and, collectively, the "UCAR Group") have been (in the case of each of EMSA and CL, to the extent of the shares owned directly or indirectly by UCAR) duly and validly authorized and issued and are fully paid and non-assessable (or the equivalent thereof under analogous foreign principles of corporate law).

         (vi) UCAR owns all the outstanding shares of the capital stock of UCAR Global Enterprises Inc. ("Global"); and, except as disclosed in the Prospectus, Global owns, directly or indirectly, (1) all the outstanding shares of capital stock of each of Global's subsidiaries (other than UCAR Carbon S.A. and its subsidiaries, in respect of which Global indirectly owns approximately 94% of the outstanding shares of its capital stock, UCAR Mexicana, S.A. de C.V. and its subsidiaries in respect of which Global indirectly owns more than 99% of the outstanding shares of its capital stock, UCAR Holdings S.A., Itapira Brasil Investimentos E Participacoes Ltd. and UCAR Limited, as to which qualifying shares totaling less than 1% are held by nominees, UCAR Grafit OAO ("Grafit"), in respect of which Global indirectly owns approximately 90% of the outstanding shares of its capital stock, Carbone Savoie S.A.S. ("Carbone Savoie"), in respect of which Global indirectly owns 70% of the outstanding shares of its capital stock, and UCAR Elektroden GmbH ("Elektroden"), in respect of which Global indirectly owns approximately 70% of the outstanding shares of its capital stock), and (2) 50% of the outstanding shares of capital stock of EMSA and CL, in each case, except as disclosed in the Prospectus, free and clear of any lien, and, except for rights of first refusal on transfers of capital stock of EMSA, Carbone Savoie, Elektroden and CL, there are no rights granted to, or in favor of, any person to acquire any such capital stock, any additional capital stock or any other securities of any such subsidiary, EMSA or CL.

         (vii) Each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement dated April [ ], 1997 (the "Stock Repurchase Agreement"), among UCAR, the Selling Stockholders and Chase Equity Associates, L.P. has been duly authorized and validly executed and delivered by UCAR and, assuming due execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of UCAR, enforceable against UCAR in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights

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     and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (viii) The execution, delivery and performance of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and the sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which UCAR is a party or by which UCAR is bound or to which any of the properties of UCAR is subject, except where such breach, violation or default (individually or in the aggregate) would not have a Material Adverse Effect. UCAR has the corporate power and authority to execute, deliver and perform this Agreement, the Subscription Agreement and the Stock Repurchase Agreement.

         (ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between UCAR and any person granting such person the right to require UCAR to file a registration statement under the Act with respect to any securities of UCAR owned or to be owned by such person or to require UCAR to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by UCAR under the Act.

         (x) KPMG Peat Marwick LLP are independent certified public accountants with respect to the UCAR Group under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings. The historical financial statements (including the related notes) included in the Prospectus comply in all material respects with the requirements applicable to a registration statement on Form S-3 and have been prepared, and present fairly in all material respects the financial position of the UCAR Group at the respective dates indi cated and the results of its operations and its cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods except as described in the notes to such financial statements; and the financial information and financial data set forth (a) in the Prospectus under the captions "Summary-- Summary Financial and Operating Data", "Capitalization" and "Selected Consolidated Financial Data", (b) in Items 6, 8 and 10 of UCAR's Annual Report on Form 10-K for the year ended December 31, 1996 (the "UCAR 10-K") and (c) in UCAR's Notice of Meeting and Proxy Statement for the 1996 Annual Meeting of Stockholders (the "UCAR Proxy") together in each case with the notes applicable thereto, are derived from the accounting records of the UCAR Group and fairly present in all material respects the data purported to be shown. The other historical financial and statistical information and data included in the Prospectus are, in all material respects, fairly presented.

         (xi) There are no pending actions or suits or judicial, arbitral, rule-making or other administrative or other proceedings to which any UCAR Group Member is a party or of which any property or assets of any UCAR Group Member is the subject which, singularly or in the aggregate, are reasonably likely to have a Material Adverse Effect; and to the best of UCAR's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (xii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required with respect to UCAR for the consummation of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement in connection with the sale or repurchase of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or the requirements of the National Association of Securities Dealers, Inc. ("NASD").

         (xiii) No UCAR Group Member (a) is in violation of its charter, by-laws or other constituent documents, (b) is in default in any respect, and no event has occurred which, with

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                                                                    6

     notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (c) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under clauses (b) or (c) that would not have a Material Adverse Effect.

         (xiv) Each UCAR Group Member possesses all material licenses, certificates, authorizations and permits issued by, and has made all material declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a Material Adverse Effect; no UCAR Group Member has received notification of any revocation or modification of any such material license, authorization or permit; and each UCAR Group Member reasonably believes that each such material license, certificate, authorization or permit will be renewed in the ordinary course.

         (xv) Neither UCAR nor Global is, nor, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will either be, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

         (xvi) Each UCAR Group Member owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses, has no reason to believe that the conduct of its businesses will conflict with any such rights of others which might reasonably be expected to have a Material Adverse Effect and has not received any notice of any claim of conflict with any such rights of others which claim has a reasonable basis and, if successful, could reasonably be expected to have a Material Adverse Effect.

         (xvii) Each UCAR Group Member has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to its business, in each case except as disclosed in the Prospectus, free and clear of all liens that can reasonably be expected to cause a Material Adverse Effect, in each case except as disclosed in the Prospectus.

         (xviii) No labor disturbance or dispute by the employees of any UCAR Group Member exists or, to the best of UCAR's knowledge, is contemplated, which could reasonably be expected to have a Material Adverse Effect.

         (xix) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by any UCAR Group Member (or, to the best of UCAR's knowledge, any other entity for whose acts or omissions any UCAR Group Member is or may reasonably be expected to be liable) upon any of the property now or previously owned or leased by any UCAR Group Member, or upon any other property, (i) in violation of any applicable statute, ordinance, rule, regulation, order, judgment, decree or permit or (ii) in a manner which would, under any applicable statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except in the case of both clauses (i) and (ii) for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of



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     any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which UCAR has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such disposals, discharges, emissions and other releases, a Material Adverse Effect.

         (xx) Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has occurred no event which has had a Material Adverse Effect or any development that can reasonably be expected (under current or reasonably anticipated future economic industry or other relevant conditions) to result in a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by any UCAR Group Member, other than those in the ordinary course of business, which are material with respect to the UCAR Group and (C) there has been no dividend or distribution of any kind declared, paid or made by UCAR on any class of its capital stock.

         (xxi) Other than as contemplated by this Agreement or the Subscription Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive: (a) from UCAR or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement; or (b) from any Underwriter or Manager or any affiliate thereof any brokerage or finder's fee or other fee or commission as a result of UCAR or any of its subsidiaries or, to the best of UCAR's knowledge, any of the Selling Stockholders entering into any agreement or arrangement relating to, or in connection with, any of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement.

         (xxii) The Offered Securities and all other outstanding shares of capital stock of UCAR have been duly authorized; and all outstanding shares of capital stock of UCAR are validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus, the stockholders of UCAR have no preemptive rights with respect to the Securities.

         (xxiii) The Offered Securities are listed on the New York Stock
     Exchange.

         (xxiv) There are no restrictions contained in any stockholder agreement, stock option plan or related agreement, subscription agreement or any similar plan or agreement, relating to the sale of Securities by existing stockholders of the Company.

        (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:


         (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by or on behalf of such Selling Stockholder on such Closing Date, and full right, power and authority (as applicable) to enter into this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by or on behalf of such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities to be delivered by or on behalf of such Selling Stockholder on each such Closing Date hereunder, assuming the several Underwriters acquire such Offered Securities in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code ("UCC"), the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by or on behalf of such Selling Stockholder on such Closing Date hereunder.

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                                                                    8

          (ii) Such Selling Stockholder has been duly organized as a limited partnership and is in good standing under the laws of the jurisdiction in which it was organized. Such jurisdictions are the State of Delaware, in the case of BCP, the Cayman Islands, in the case of BOCP, and the State of Delaware, in the case of BFIP.

          (iii) (A) The Stockholder Information and the Supplemental Stockholder Information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (B) it is familiar with the Registration Statement and Prospectus (including, in each case, any amendment or supplement thereto), and has no knowledge of any untrue statement of a material fact therein, and has no knowledge of any omission to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The parties acknowledge and agree that "Stockholder Information" consists solely of: (A) the information in the first paragraph on front cover of the Prospectus relating to the Retained Interest (as defined in the Prospectus); (B) the information in the Prospectus under the caption "Risk Factors--Shares Eligible for Future Sale" concerning the Retained Interest and resales of Securities included in the Retained Interest; (C) the biographical information with respect to Peter G. Peterson ("Peterson"), Stephen A. Schwarzman ("Schwarzman"), Glenn H. Hutchins ("Hutchins") and Howard A. Lipson ("Lipson") under the caption "Management" in the Prospectus, under the caption "Election of Directors--Nominees" in the UCAR Proxy and in Items 10 to 13 inclusive of the UCAR 10-K, and the information concerning Peterson, Schwarzman, Hutchins and Lipson in the second paragraph under the caption "Management" in the Prospectus; (D) the information with respect to beneficial ownership of Securities by Blackstone Management Associates II LLC, the Selling Stockholders, Peterson, Schwarzman, Hutchins and Lipson under the caption

     "Selling Stockholders" in the Prospectus and under the caption "Election of Directors--Security Ownership of Management and Certain Beneficial Owners" in the UCAR Proxy; and (E) the information in the Prospectus under the caption "Selling Stockholders" relating to the Principal Retained Interest (as defined in the Prospectus), the Limited Partner Retained Interest (as defined in the Prospectus) and the Retained Interest. The parties further acknowledge and agree that "Supplemental Stockholder Information" consists solely of: (A) the information in the first paragraph on front cover of the Prospectus relating to the Blackstone Share Repurchase (as defined in the Prospectus) and (B) the information in the Prospectus under the caption "Selling Stockholders" relating to the Stockholders' Agreement (as defined in the Prospectus) and the Stock Repurchase Agreement.

          (iv) Each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized and validly executed and delivered by such Selling Stockholder and, assuming due execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (v) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator or by any court or arbitrator is required to be obtained by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement in connection with the sale of the Securities by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws or the requirements of the NASD, and except such as have no material effect on the consummation of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement.

          (vi) The sale of the Offered Securities, the execution, delivery and performance of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the agreement of limited partnership or articles of partnership of such Selling Stockholder, except in each case where such breach, violation or default has no material effect on the consummation of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement, and such Selling Stockholder has full partnership power and authority to sell the Securities to be sold by it as contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement, respectively.

          (vii) The sale of the relevant Offered Securities by such Selling Stockholder, the execution, delivery and performance of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated and the fulfillment by such Selling Stockholder of the terms hereof and thereof, will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

          (viii) Other than as contemplated by this Agreement or the Subscription Agreement or as disclosed in the Prospectus, such Selling Stockholder has not agreed with any broker, finder or other party that any such party is entitled to receive from such Selling Stockholder or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement; nor, to such Selling Stockholder's knowledge, without independent inquiry, is there any broker, finder or other party that is entitled to receive from any Underwriter or Manager or any affiliate thereof any brokerage or finder's fee or other fee or commission as a result of such Selling Stockholder or any of its subsidiaries or UCAR or any of its subsidiaries entering into any agreement or arrangement relating to, or in connection with, any of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement.

          (ix) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of UCAR to facilitate the sale or resale of the Offered Securities and has not effected any purchases or sales of Securities, except as disclosed in the Prospectus and as contemplated by this Agreement or the Subscription Agreement.

        3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $[ ] per share, that number of U.S. Firm Securities (rounded up or down, as determined by CSFBC in its discretion, in order to avoid fractions) obtained by multiplying the number of U.S. Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto by a fraction the numerator of which is the number of U.S. Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of U.S. Firm Securities.

        Each of the Selling Stockholders will deliver the U.S. Firm Securities to be sold by it to CSFBC for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in Federal (same-day) funds or by wire transfer to an account previously designated to CSFBC at a bank acceptable to CSFBC drawn in the proper amounts to the respective order of each of the Selling Stockholders, at the office of Cravath, Swaine & Moore ("Underwriters' Counsel"), at 10:00 A.M., New York time, on April [ ], 1997, or at such other time not later than seven full business days thereafter as CSFBC, UCAR and the Selling Stockholders determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice and will be made available for checking and packaging at the above office of Underwriters' Counsel at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from CSFBC given to UCAR and BCP from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters and the Managers may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the U.S. Firm Securities. Each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the Selling Stockholders' respective names in Schedule B hereto under the caption "Number of U.S. Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions). Such U.S. Optional Securities shall be purchased from the Selling Stockholders for the account of each Underwriter in the same proportion as the number of U.S. Firm Securities set forth opposite such Underwriter's name bears to the total number of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the International Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to UCAR and BCP.

        Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall, unless it is the First Closing Date, be not later than seven or sooner than three full business days after written notice of election to purchase Optional Securities is given. Each of the Selling Stockholders will deliver the U.S. Optional Securities being purchased from it on each Optional Closing Date to CSFBC for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in Federal (same-day) funds or by wire transfer to an account previously designated to CSFBC at a bank acceptable to CSFBC drawn in the proper amounts to the respective order of each of the Selling Stockholders at the office of Underwriters' Counsel. The certificates for the U.S. Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Underwriters' Counsel at a reasonable time in advance of such Optional Closing Date.

        None of the Selling Stockholders shall be obligated to deliver any Firm Securities or any Optional Securities to be purchased from it except upon payment for all the Firm Securities and, if applicable, Optional Securities to be purchased from it on the relevant Closing Date.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. prospectus.

        5. Certain Agreements of UCAR and the Selling Stockholders.

        (a) UCAR agrees with the several Underwriters and the Selling Stockholders that:

          (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, UCAR will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. UCAR will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, UCAR will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

          (ii) UCAR will advise CSFBC and the Selling Stockholders promptly of any proposal to amend or supplement the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent (which shall not be unreasonably withheld) or without giving the Underwriters a reasonable opportunity to comment thereon; UCAR will also advise CSFBC and the Selling Stockholders promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, UCAR shall promptly notify CSFBC and the Selling Stockholders of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (iv) As soon as practicable, but not later than the Availability Date (as defined below), UCAR will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of UCAR's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (v) UCAR will furnish to the Underwriters copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. UCAR will pay the expenses of printing and distributing to the Underwriters all such documents.

          (vi) UCAR will cooperate with the Underwriters and Underwriters' Counsel to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, that in no event shall UCAR be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (vii) During the period of five years hereafter: (x) UCAR will furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and (y) UCAR will furnish to the Underwriters (i) as soon as available, a copy of each report or definitive proxy statement of UCAR filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning UCAR as CSFBC may reasonably request, provided that the requirements of this paragraph (a)(vii) shall terminate if UCAR is no longer subject to the periodic reporting requirements of the Exchange Act.

          (viii) UCAR will pay all expenses incident to the performance of its obligations under this Agreement and the Subscription Agreement, including the cost of printing documents (including the Registration Statement and Prospectus), and will reimburse the Underwriters for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws described in Section 5(a)(vi) and the printing of memoranda relating thereto, for the filing fee of the NASD relating to the Offered Securities, for any travel expenses of UCAR's officers and employees and any other expenses of UCAR in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (ix) For a period of 90 days after the date of commencement of the public offering of the Offered Securities, UCAR will not offer, sell, contract to sell, announce its intention to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than on Form S-8 or Form S-3 (but only relating to resales of securities as described in the general instructions to Form S-8) and other than those filed in connection with an acquisition permitted by clause (iv) below) relating to, any additional Securities or securities convertible into or exchangeable or exercisable for Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except (i) sales and issuances of Securities pursuant to the UCAR Carbon Savings Plan (which is described in Note 14 to UCAR's Consolidated Financial Statements included in the Prospectus), (ii) grants of employee stock options and other awards pursuant to the terms of a plan in effect on the date hereof or described in the Prospectus, (iii) sales and issuances of Securities pursuant to the exercise of such options or awards or the exercise of any other employee stock options or awards outstanding on the date hereof and (iv) sales and issuances of Securities in connection with the acquisitions of businesses, companies or assets by a member of the UCAR Group so long as the recipients of such shares are subject to the restrictions of this Section 5(a)(ix) until the expiration of such 90 day period.

        (b) Each of the Selling Stockholders severally agrees with the several Underwriters that for a period of 45 days after the date of commencement of the public offering of the Offered Securities, such Selling Stockholder will not offer, sell, contract to sell, announce its intention to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of, directly or indirectly, any additional Securities or any securities convertible into or exchangeable or exercisable for Securities (including without limitation, Securities beneficially owned by such Selling Stockholder in accordance with the Rules and Regulations, other than those beneficially owned by any other Selling Stockholder), or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC, except that each of the Selling Stockholders may transfer or otherwise distribute any of the Securities owned by it on the date hereof to its general partners or limited partners, provided that each such general partner or limited partner agrees in writing to be bound by the provisions of this subsection (b) as if such partner were a Selling Stockholder hereunder.

        6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and to purchase and pay for the U.S. Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of UCAR and the Selling Stockholders herein, to the accuracy of the certificates of UCAR officers and Selling Stockholders delivered pursuant to the provisions hereof, to the performance by

UCAR and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statements to be filed shortly prior to such Effective Time), of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of UCAR, inquiries of officials of UCAR who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of delivery of such letter, there was any change in the capital stock or any increase in consolidated short-term indebtedness or long-term debt of UCAR and its subsidiaries or any decreases in consolidated net current assets (working capital) or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (B) for the period from the closing date of the latest
               income statement in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, consolidated income before extraordinary items or net income; except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter; and


               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of UCAR and its subsidiaries subject to the internal controls of UCAR's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 12:00 P.M., New York time, on April [ ], 1997, or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, UCAR or the Underwriters, shall be contemplated by the Commission. Copies of the Prospectus shall have been printed and distributed to the Underwriters in such numbers as they may reasonably request as soon as practicable on or following the date of this Agreement.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Securities, this Agreement, the

     Subscription Agreement, the Stock Repurchase Agreement and the Registration Statements, and all other legal matters relating to this Agreement, the Subscription Agreement, the Stock Repurchase Agreement and the other transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to the Underwriters, and UCAR and the Selling Stockholders shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Kelley Drye & Warren LLP shall have furnished to the Underwriters their written opinion, as counsel to UCAR, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to CSFBC, on behalf of the Underwriters, to the effect that:

               (i) UCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect), and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (in rendering such opinions as to good standing, such counsel may rely on certificates and other documents of public officials of Delaware and Connecticut);

               (ii) UCAR's authorized capital stock is as set forth in the Prospectus; the capital stock of UCAR conforms in all material respects to the description thereof included in the Prospectus;

               (iii) the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable; and the stockholders of UCAR have no pre-emptive rights with respect to the Offered Securities;

               (iv) the descriptions in the Registration Statements and the Prospectus of statutes (insofar as they relate, to the knowledge of such counsel, to the business the UCAR Group), legal or governmental actions, suits, proceedings and contracts and other docu ments insofar as they purport to constitute summaries of such legal or governmental actions, suits, proceedings and contracts or other documents, constitute accurate summaries thereof in all material respects;

               (v) the statements in the Registration Statements and the Prospectus under the caption "Certain United States Tax Consequences to Non-United States Holders", to the extent that they constitute summaries of U.S. federal tax law and regulation or legal conclusions with respect thereto, have been reviewed by them and constitute accurate summaries of the matters described therein in all material respects;

               (vi) UCAR has the corporate right, power and authority to execute and deliver this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken by it for the due and proper authorization, execution and delivery of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken;

               (vii) no consent, approval, authorization, order, registration or qualification of or with any federal or New York court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the sale of the Offered Securities or the consummation of the transactions contemplated by this Agreement, the Subscription Agreement or the Stock Repurchase Agreement, except for the registration under the Act of the Offered Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Offered Securities by the Underwriters; and

               (viii) each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by UCAR, and each constitutes a valid and legally binding agreement of UCAR;

               (ix) the Securities, this Agreement, the Subscription Agreement and the Stock Repurchase Agreement conform in all material respects to the descriptions thereof included in the Prospectus;

               (x) neither UCAR nor Global is an "investment company" or a company "con trolled" by an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of UCAR's securities; and

               (xi) based on the advice of the Commission, the Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto (except for financial statements, the notes thereto and other financial and statistical data included in the Prospectus, as to which no opinion need be expressed), as of their respective effective or issue dates, and as of the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, including those applicable to a definitive prospectus forming part of a registration statement on Form S-3 under the Act.

          In rendering such opinion, such counsel may rely as to matters governed by the laws of any jurisdiction other than the State of New York or the United States of America on local counsel in such jurisdictions provided that such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

          In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the relevant UCAR Group Member and public officials which are furnished to the Underwriters.

          Such opinion shall also state that it is being delivered to the Underwriters at the request of UCAR.

          (e) Peter B. Mancino, Esq., General Counsel of UCAR, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to CSFBC, on behalf of the Underwriters, to the effect that:

               (i) UCAR owns all the outstanding shares of the capital stock of Global; and, except as disclosed in the Prospectus, Global owns, directly or indirectly, (1) all the outstanding shares of capital stock of each of Global's subsidiaries (other than UCAR Carbon S.A. and its subsidiaries, in respect of which Global indirectly owns approximately 94% of the outstanding shares of its capital stock, UCAR Mexicana, S.A. de C.V. and its subsidiaries in respect of which Global indirectly owns more than 99% of the outstanding shares of its capital stock, UCAR Holdings S.A., Itapira Brasil

          Investimentos E Participacoes Ltd. and UCAR Limited, as to which qualifying shares totaling less than 1% are held by nominees, Grafit, in respect of which Global indirectly owns approximately 90% of the outstanding shares of its capital stock, Carbone Savoie, in respect of which Global indirectly owns 70% of the outstanding shares of its capital stock, and Elektroden, in respect of which Global indirectly owns approximately 70% of the outstanding shares of its capital stock), and (2) 50% of the outstanding shares of capital stock of EMSA and CL, in each case, except as disclosed in the Prospectus, free and clear of any lien, and, except for rights of first refusal on transfers of capital stock of EMSA, Carbone Savoie, Elektroden and CL, there are no rights granted to, or in favor of, any person to acquire any such capital stock, any additional capital stock or any other securities of any such subsidiary, EMSA or CL;

               (ii) the sale of the Offered Securities, the execution, delivery and performance of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement and the consummation of the transactions contemplated hereby and thereby do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of UCAR pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which UCAR is a party or by which UCAR is bound or to which any of the property or assets of UCAR is subject, in each case, known to such counsel, except where such conflict, breach, violation, default or creation (individually or in the aggregate) would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of UCAR or any statute or, to such counsel's knowledge, any judgment, order, decree, rule or regulation of any federal or state court or governmental agency or body or arbitrator having jurisdiction over UCAR or any of its properties or assets, except where such violation (individually or in the aggregate) would not have a Material Adverse Effect;

               (iii) the Offered Securities have been duly executed (manually or by facsimile) by UCAR;

               (iv) UCAR is not in violation of any terms or provisions of its charter or by-laws; and

               (v) to the best knowledge of such counsel, there is no pending or threatened action or suit or judicial, arbitral, rule-making or other administrative or other proceeding to which UCAR or Global is a party or of which any property or assets of UCAR or Global is the subject that, singly or in the aggregate, (A) questions the validity of this Agreement, the Subscription Agreement, the Stock Repurchase Agreement or any action taken or required to be taken pursuant hereto or thereto or (B) if determined adversely to UCAR or Global, is reasonably likely to have a Material Adverse Effect.

          In rendering such opinion, such counsel may rely as to matters governed by the laws of any jurisdiction other than the State of New York or the United States of America on local counsel in such jurisdictions provided that such counsel shall state that he believes that he and the Underwriters are justified in relying on such other counsel.

          In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the relevant UCAR Group Member and public officials which are furnished to the Underwriters.

          Such opinion shall also state that it is being delivered to the Underwriters at the request of UCAR.

          (f) In addition to the matters set forth in the opinions referred to in Sections 6(d) and (e) above, each such opinion shall also include a statement to the effect that such counsel has participated in conferences with representatives of UCAR, at which conferences the contents of the documents described below were discussed, and that, although such counsel assumes no responsibility for the factual accuracy or completeness thereof (except as stated above), nothing has come to the attention of such counsel which leads them or him, as the case may be, to believe that any part of a Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data contained in the Registration Statement or the Prospectus or any amendment or supplement thereto).

          (g) You shall have received an opinion, dated the Closing Date, from Simpson Thacher & Bartlett, special counsel for the Selling Stockholders, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

               (i) each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by BCP and BFIP; and assuming that each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by BOCP in accordance with the laws of the Cayman Islands, each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by BOCP in accordance with the laws of the

          State of New York; and

               (ii) each of the Selling Stockholders is the sole registered owner of the Offered Securities to be sold by such Selling Stockholder; each of BCP and BFIP has full partnership power, right and authority to sell the Offered Securities to be sold by it and, assuming that BOCP has full partnership power, right and authority to sell the Offered Securities to be sold by it under the laws of the Cayman Islands and assuming that the Underwriters are purchasing such Offered Securities in good faith and without notice of any adverse claim, upon payment for and delivery of the Offered Securities in accordance with this Agreement and the Subscription Agreement, the Underwriters will acquire all of the rights of each such Selling Stockholder in the Offered Securities and will also acquire their interest in such Offered Securities free of any adverse claim (within the meaning of the UCC).

          In rendering such opinion, such counsel may rely as to matters governed by the laws of any jurisdiction other than the State of New York or the United States of America on local counsel in such jurisdictions provided that such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

          In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Selling Stockholders (as applicable) and public officials which are furnished to the Underwriters.

          Such opinion shall also state that it is being delivered to the Underwriters at the request of the Selling Stockholders.

          In addition to the matters set forth in clauses (i) and (ii) above, such opinion shall also include a statement to the effect that such counsel has participated in conferences with representatives of UCAR and the Selling Stockholders, at which conferences the contents of the documents described below were discussed, and that, although such counsel assumes no responsibility for the factual accuracy or completeness thereof, nothing has come to the attention of such counsel which leads them to believe that any part of a Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data contained in the Regis tration Statement or the Prospectus or any amendment or supplement thereto); provided that the opinions provided for in this paragraph shall only apply to the Stockholder Information and the Supplemental Stockholder Information.

          (h) You shall have received an opinion, dated the Closing Date, from W.S. Walker & Company, counsel for BOCP, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                (i) each of this Agreement, the Subscription Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by BOCP in accordance with the laws of the Cayman Islands; and

                (ii) BOCP has full partnership power, right and authority to sell the Offered Securities to be sold by it under the laws of the Cayman Islands.

          (i) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and UCAR and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (j) UCAR shall have furnished to the Underwriters a letter (the "bring-down letter") of KPMG Peat Marwick LLP, addressed to the Underwriters and dated the Closing Date, confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement and described in Section 6(a).

          (k) UCAR shall have furnished to the Underwriters a certificate, dated the Closing Date, of its President and its Chief Financial Officer stating that (A) such officers have carefully examined the Prospectus, (B) to the best of their knowledge, after reasonable investigation, as of its date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and since its date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus in order to make the foregoing statement true as of the Closing Date and (C) as of the Closing Date, the representations and warranties of UCAR in this Agreement and the Subscription Agreement that are qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects,

     UCAR has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no event which has had a Material Adverse Effect or development that can reasonably be expected (under current or reasonably anticipated future economic industry or other relevant conditions) to result in a Material Adverse Effect.

          (l) Each of the Selling Stockholders shall have furnished to the Underwriters, a certificate, dated the Closing Date, signed by such Selling Stockholder or an authorized officer (as applicable) stating that as of the Closing Date the representations and warranties of such Selling Stockholder in this Agreement and the Subscription Agreement that are qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (m) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there has occurred no event which has had a Material Adverse Effect or development that can reasonably be expected (under current or reasonably anticipated future economic industry or other relevant conditions) to result in a Material Adverse Effect, or any change specified in the letters referred to in
     Section 6(a) or (j), the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement).

          (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the sale of the Offered Securities; and no injunction, restraining order or order of any other nature by a federal or state court of competent jurisdiction shall have been is sued as of the Closing Date which would prevent such sale.

          (o) Subsequent to the execution and delivery of this Agreement, (x) no downgrading shall have occurred in the rating accorded any of UCAR's or Global's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (y) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of any of UCAR's or Global's debt securities or preferred stock.

          (p) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of Global or UCAR on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by U.S. Federal authorities or New York State authorities or authorities in the United Kingdom or (iii) an outbreak or escalation of hostilities in which the United States or the United Kingdom is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Prospectus.

         (q) UCAR, the Selling Stockholders and the Managers shall have executed and delivered the Subscription Agreement on the date of this Agreement.

        (r) If any event shall have occurred that requires UCAR to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, copies thereof shall have been delivered to the Underwriters and the Underwriters shall have been given a reasonable opportunity to comment thereon.

        (s) The "lock-up" agreements between the Underwriters and certain executive officers and directors of UCAR relating to sales of Securities or any securities convertible into or exercisable or exchangeable for Securities, previously delivered to the Underwriters, shall be in full force and effect on the Closing Date.

        (t) UCAR, the Selling Stockholders and Chase Equity Associates, L.P. shall have executed and delivered the Stock Repurchase Agreement and the transactions contemplated thereby shall have been consummated as described in the Prospectus.

UCAR and the Selling Stockholders, as applicable, will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

        7. Indemnification and Contribution. (a) UCAR will indemnify and hold harmless each Underwriter and each Selling Stockholder and each of their respective officers, employees and directors (as applicable) and each person who controls such Underwriter or Selling Stockholder within the meaning of the Act (collectively, for the purposes of this Section 7(a), the "Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or, actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that UCAR will not be liable in any such case to any Indemnified Person to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Excluded Information or Stockholder Information; provided further, however, that as to any preliminary prospectus this Section 7(a) shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action from the sale of the Offered Securities to any person by an Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person if required under the Act, and the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus was corrected in the Prospectus, unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by UCAR with Section 5(a)(iii).

        (b)(i) Each Underwriter will severally and not jointly indemnify and hold harmless UCAR and each Selling Stockholder and each of their respective officers, employees and directors (as applicable) and each person who controls UCAR or such Selling Stockholder within the meaning of the Act (collectively, for the purposes of this Section 7(b)(i), the "Indemnified Persons") against any losses, claims, damages or liabilities to which such Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Excluded Information provided by such Underwriter through CSFBC and will reimburse any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

        (ii) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each of UCAR, each Underwriter, each other Selling Stockholder and each of their respective officers, employees and directors (as applicable) and each person who controls such Underwriter or such other Selling Stockholder (as applicable) within the meaning of the Act (collectively, for the purposes of this Section 7(b)(ii), the "Indemnified Persons") against any losses, claims, damages or liabilities to which such Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Stockholder Information, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The liability of each Selling Stockholder for any indemnification under this Section 7 (and the corresponding provisions of the Subscription Agreement) shall be limited to an amount equal to the net proceeds (after deducting the Underwriters' discount) received by such Selling Stockholder from the sale of the Offered Securities sold pursuant to this Agreement and Subscription Agreement.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent it has been materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent (which consent shall not be unreasonably withheld) of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After the indemnifying party has notified the indemnified party that it is assuming such defense, the indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed in a timely manner to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying parties and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its prior written consent, which shall not be unreasonably withheld.

        No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could reasonably have been a party and indemnity could reasonably have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

        (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b), then UCAR, each Selling Stockholder and each of the Underwriters shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or
(b), (i) in such proportion as is appropriate to reflect the relative benefits received by UCAR, each Selling Stockholder and each of the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

above but also the relative fault of UCAR, each Selling Stockholder and each of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by UCAR, each Selling Stockholder and each of the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering pursuant hereto (before deducting expenses) received by UCAR and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, respectively. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UCAR, one of the Selling Stockholders or one of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by it in connection with the offer and sale of the Offered Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of UCAR and each Selling Stockholder under this Section shall be in addition to any liability which UCAR or such Selling Stockholder, respectively, may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of UCAR or a Selling Stockholder (as applicable), to each officer of UCAR who has signed a Registration Statement and to each person, if any, who controls UCAR or a Selling Stockholder within the meaning of the Act. The rights and obligations of UCAR and each Selling Stockholder under this Agreement (including those under Sections 3 and 7(d)) are several and not joint. If any Selling Stockholder defaults in its obligation to sell the Offered Securities to be sold by it on either the First Closing Date or any Optional

Closing Date, CSFBC shall have the right to terminate this Agreement without liability on its part or on the part of any other Underwriter or Manager, UCAR or any non-defaulting Selling Stockholder, except as provided in Section 9; provided, however, that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination and provided further that such termination shall not release the defaulting Selling Stockholder from liability to the Underwriters, UCAR and the non-defaulting Selling Stockholders for its default.

        8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, UCAR or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and certificates of the Selling Stockholders and UCAR and their respective officers (as applicable) and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, UCAR or any of their respective representatives, officers, directors or controlling persons (as applicable), and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, UCAR shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of UCAR, the Selling Stockholders and the Underwriters pursuant to
Section 7 shall remain in effect,
and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(p), UCAR will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010, Attention: Investment Banking Department Transactions Advisory Group; if sent to UCAR will be mailed, delivered or telegraphed and confirmed to it at UCAR International Inc., 39 Old Ridgebury Road, Danbury, CT 06817, Attention: General Counsel; and if sent to any of the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to it in care of Blackstone Management Associates II L.L.C., 345 Park Avenue, New York, New York 10154, Attention: Glenn H. Hutchins; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter (provided that such Underwriter has provided its address to the notifying party). Any party hereto may change the address to which notices to it are to be given by notice in accordance herewith to the other parties hereto.

        11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, heirs and successors and the officers, directors, agents and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. Representation of Underwriters. CSFBC will act for the several Underwriters in connection with the U.S. Offering and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        Each of UCAR and the Selling Stockholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof,

whereupon it will become a binding agreement among UCAR, the Selling Stockholders and the several Underwriters in accordance with its terms.





                                        Very truly yours,




                                        UCAR INTERNATIONAL INC.,

                                         by
                                           ------------------------------------
                                           Name:  Peter B. Mancino
                                           Title: Vice President and Secretary

                                           BLACKSTONE CAPITAL PARTNERS II
                                           MERCHANT BANKING FUND L.P.,

                                              by   BLACKSTONE MANAGEMENT
                                                   ASSOCIATES II L.L.C., General
                                                   Partner,

                                                by
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                           BLACKSTONE OFFSHORE CAPITAL
                                           PARTNERS II L.P.,

                                              by   BLACKSTONE MANAGEMENT
                                                   ASSOCIATES II L.L.C., General
                                                   Partner,

                                                by
                                                  -----------------------------
                                                  Name:
                                                  Title:



                                           BLACKSTONE FAMILY INVESTMENT
                                           PARTNERSHIP II L.P.,

                                              by   BLACKSTONE MANAGEMENT
                                                   ASSOCIATES II L.L.C., General
                                                   Partner,

                                                 by
                                                   -----------------------------
                                                  Name:
                                                  Title:


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
DILLON, READ & CO. INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PAINEWEBBER INCORPORATED
THE NIKKO SECURITIES CO. INTERNATIONAL, INC.
   Each by its duly authorized
   attorney-in-fact

  By CREDIT SUISSE FIRST BOSTON CORPORATION,

   by
     ---------------------------------------
     Name:
     Title:

                                   SCHEDULE A
                                   ----------

                                                          Number of
                                                          U.S. Firm
                                                          Securities
                 Underwriter                              to be Purchased
                 -----------                              ---------------

Credit Suisse First Boston Corporation

Dillon, Read & Co. Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

PaineWebber Incorporated

The Nikko Securities Co. International, Inc.

                                                     ---------
TOTAL                                                5,120,000
                                                     =========

                               SCHEDULE B

                                                                  Number of
                                             Number of          U.S. Optional
                                       U.S. Firm Securities       Securities
         Selling Stockholder                to be Sold            to be Sold
         -------------------                ----------            ----------

Blackstone Capital Partners II
  Merchant Banking Fund L.P.

Blackstone Offshore Capital
  Partners II L.P.

Blackstone Family Investment
  Partnership II L.P.

                                        -------------------   ------------------
Total